UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Jade Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-40544	83-1377888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 23
Suite 105
Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 312-3013

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On October 6, 2025, Jade Biosciences, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain institutional and accredited investors (each, a “Purchaser” and collectively, the “Purchasers”). The closing of the Private Placement (the “Closing”) is expected to occur on October 8, 2025.

Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase, for an aggregate purchase price of approximately $135 million, (i) an aggregate of 13,368,164 shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $9.14, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 1,402,092 shares of Common Stock at a purchase price of $9.1399 per Pre-Funded Warrant, which represents the per share purchase price of the Common Shares less the $0.0001 per share exercise price for each Pre-Funded Warrant. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Warrant Shares”.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing.

Also on October 6, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, which provides that the Company will register the resale of the Common Shares and Warrant Shares. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission no later than the earlier of (a) 45 days following the Closing and (b) the business day following the date on which the Company files it Periodic Report on Form 10-Q for the quarter ended September 30, 2025, and to use its reasonable best efforts to have the registration statement declared effective 75 days thereafter, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

The Company has also agreed to, among other things, indemnify the Purchasers and each of their directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and other persons with a functionally equivalent role) and each person, if any, who controls each Purchaser and each of their directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and other persons with a functionally equivalent role) from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to the Purchasers under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company has engaged Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated and Wedbush & Co., LLC as placement agents for the Private Placement. The Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Following the closing of the Private Placement, the Company expects to have 45,994,894 shares of Common Stock issued and outstanding and approximately 67.4 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series A non-voting convertible preferred stock, par value $0.0001 per share, and assumes the exercise of all outstanding pre-funded warrants, in each case without regard to beneficial ownership limitations.

BAFF-R License Agreement

On October 3, 2025, the Company and Paragon Therapeutics, Inc. (“Paragon”), entered into a license agreement (the “License Agreement”), pursuant to which Paragon granted the Company a royalty-bearing, world-wide, exclusive license to develop, manufacture, commercialize or otherwise exploit certain antibodies and products targeting BAFF-R in the field of prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas (the “Field”).

Under the terms of the License Agreement, the Company is obligated to pay Paragon up to $22.0 million based on specific development, regulatory and clinical milestones for the first Company product to reach such milestones, including a $1.5 million fee for nomination of a development candidate (or initiation of an IND-enabling toxicology study), which was paid by the Company in April 2025, and a further milestone payment of $2.5 million upon the first dosing of a human patient in a Phase 1 trial. In addition, the following summarizes other key terms of the License Agreement:

•	Paragon granted the Company an exclusive license in the Field to its patents covering the related antibodies, their method of use and their method of manufacture.

•	Paragon will not conduct any new campaigns that generate anti-BAFF-R monospecific antibodies in the Field for at least 5 years.

•	The Company will pay Paragon a low to mid-single-digit percentage royalty for antibody products.

•	There is a royalty step-down if there is no Paragon patent in effect during the royalty term.

•

The royalty term ends on the later of (i) the last-to-expire licensed patent or Company patent directed to the manufacture, use or sale of a licensed antibody in the country at issue or (ii) 12 years from the date of first sale of a Company product.

•	The Agreement may be terminated on 60 days’ notice by the Company; on material breach without cure; and to the extent permitted by law, on a party’s insolvency or bankruptcy.

The foregoing is a summary description of certain terms of the License Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 7, 2025, the Company made available a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Also on October 7, 2025, the Company made available a press release announcing its candidate targeting BAFF-R, JADE201, and made available an updated corporate presentation on the Company’s website. A copy of the press release and corporate presentation are furnished as Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and the corporate presentation attached as Exhibit 99.3 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and the corporate presentation attached as Exhibit 99.3 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1†*	Securities Purchase Agreement, dated October 6, 2025, by and among Jade Biosciences, Inc. and each purchaser identified on Annex A thereto.

10.2†	Form of Registration Rights Agreement.

99.1	Press Release, dated October 7, 2025.

99.2	Press Release, dated October 7, 2025.

99.3	Corporate Presentation, dated October 7, 2025.

104	Cover page interactive data file (embedded within the inline XBRL document)

†

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

*	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jade Biosciences, Inc.

Date: October 7, 2025	By:	/s/ Tom Frohlich
	Name:	Tom Frohlich
	Title:	Chief Executive Officer